UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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The Children’s Place Retail Stores, Inc.
(Name of Registrant as Specified In Its Charter)

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On June 29, 2009, The Children’s Place Retail Stores, Inc. published the following press release:

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES FILES INVESTOR PRESENTATION

Outlines Company’s Strong Operational and Financial Performance Since Ezra Dabah Resigned;

Urges Stockholders to Vote the WHITE Proxy Card and Support the Company’s

Highly Qualified and Independent Incumbent Nominees

Secaucus, New Jersey — June 29, 2009 — The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced that it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with the Company’s 2009 Annual Meeting of Stockholders to be held on July 31, 2009.  The Children’s Place’s Board of Directors recommends that stockholders vote FOR the Company’s three highly qualified and independent incumbent directors up for election — Sally Frame Kasaks, Malcolm Elvey, and Norman Matthews — on the WHITE proxy card, rejecting the three hand-picked nominees of former Chairman and CEO Ezra Dabah. Since Mr. Dabah and his father-in-law Stanley Silverstein are existing members of the Board, election of Mr. Dabah’s three hand-picked nominees would result in five of the nine members of the Company’s Board being Mr. Dabah’s personal designees.

Highlights of the presentation include:

•                  A detailed account of achievements by the Company’s current Board and management, including the decisive steps taken to turnaround and revitalize the business after Mr. Dabah was forced to resign as CEO in September 2007 after Deloitte & Touche, then the Company’s auditors, told the Board it was no longer willing to rely on his representations in connection with its audits.

•                  In the 21 months since Mr. Dabah’s resignation, the Company has performed very well operationally and financially despite a recessionary economy and negative industry trends.

•                  The Company is performing well based on various metrics including: overall sales growth; comparable retail sales growth; operating margin; liquidity; and earnings per share.

•                  Importantly, the Company’s stock price has outperformed all 15 companies in its peer group since the beginning of fiscal 2008. Shares of The Children’s Place appreciated 39% for fiscal 2008-2009 year-to-date (through June 19, 2009) far ahead of the S&P Retail Index which is down 22%.

•                  This success has been a direct result of the Board’s commitment to achieving measured growth, increased profitability and enhanced liquidity.

•                  An in-depth review of the tumultuous last years of Mr. Dabah’s reign at The Children’s Place, including an analysis of his ill-conceived and badly executed strategy and his disregard of accepted corporate governance standards.

•                  During this period, Mr. Dabah put in place a number of high-risk, poorly developed strategies to accelerate top-line sales at the expense of operating profit, which significantly eroded gross margins and resulted in SG&A growth outpacing revenue growth, and operating income and earnings per share declining precipitously.

•                  While Mr. Dabah’s was CEO, the Company significantly underperformed the S&P Retail Index from the time of the Company’s IPO in September 1997 until his departure in September 2007.  In fact, during this 10-year period under Mr. Dabah’s leadership, The Children’s Place stock underperformed the S&P Retail Index by 93 percentage points.

•                  An outline of Mr. Dabah’s attempts to gain control of the Company, which is not in the best interests of stockholders.

•                  Unable or unwilling to raise enough money for an acquisition after requesting a review of strategic alternatives, Mr. Dabah has initiated a proxy contest for control.

•                  Since Mr. Dabah and his father-in-law Stanley Silverstein are existing members of the Board, election of Mr. Dabah’s three hand-picked nominees would result in his designation of five of nine directors — the majority of the Board — and de facto control of the Company.

•                  The facts underlying Mr. Dabah’s departure as Chairman and CEO, combined with his recent actions, reinforce the Company’s strong belief that Mr. Dabah is only looking out for his own interests and will place investors at risk.

The complete investor presentation is available under the “Investor Relations” section of the Company’s website at: http://www.childrensplace.com and at the SEC’s website at http://www.sec.gov.

The Children’s Place has sent stockholders WHITE proxy cards which should be returned to vote FOR the Company’s three director nominees. To vote FOR these nominees, stockholders should sign, date and return the WHITE proxy card as soon as it is received.  MacKenzie Partners, Inc. is acting as The Children’s Place proxy solicitor and can be reached toll-free at (800) 322-2885 or collect at (212) 929-5500. They can also be reached by e-mail at childrensplace@mackenziepartners.com.

About The Children’s Place Retail Stores, Inc.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” brand name. As of May 30, 2009, the Company owned and operated 926 The Children’s Place stores and an online store at www.childrensplace.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Important Information

The Company filed a definitive proxy statement and other relevant documents concerning the 2009 Annual Meeting of Stockholders with the United States Securities and Exchange Commission (“SEC”) on June 16, 2009. Before soliciting proxies, the Company will provide stockholders with the definitive proxy statement. The Company advises stockholders to read the definitive proxy statement because it contains important information about the election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the company’s definitive proxy statement by accessing www.viewourmaterial.com/plce. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting MacKenzie Partners toll-free at (800) 322-2885 or call collect at (212) 929-5500.

The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants’

direct or indirect interests in the matters to be considered at the Annual Meeting is also contained in the proxy statement referred to above.

CONTACT:

Investors

Jane Singer

Vice President, Investor Relations, The Children’s Place Retail Stores, Inc.

(201) 453-6955

Media:

George Sard/Paul Caminiti/Nathaniel Garnick

Sard Verbinnen & Co

(212) 687-8080